Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports Third Quarter 2015 Results; Raises 2015 Guidance

2015 Financial Results

•	Adjusted EBITDA of $357 million for the three months ended September 30

•	Adjusted EBITDA of $765 million for the nine months ended September 30

•	Adjusted Free Cash Flow of $439 million for the nine months ended September 30

2015 and 2016 Financial Outlook

•	Raised and narrowed full-year 2015 guidance ranges for Adjusted EBITDA to $1,050-$1,100 million and for Adjusted Free Cash Flow to $375-$425 million[1]

•	Updated full-year 2016 midpoint projections for Adjusted EBITDA and Adjusted Free Cash Flow to $845 million and $260 million respectively, reflecting announced asset sales[2]

Operating and Commercial Highlights

•	Completed acquisition of MACH Gen, LLC, adding 2,500 megawatts of efficient natural gas-fired generation in key markets

•	Completed sale of renewable energy business

•	Announced agreement for sale of Ironwood combined-cycle natural gas-fired plant for $654 million ($929/kilowatt)

•	Announced agreement for sale of Holtwood and Lake Wallenpaupack hydroelectric plants for a total of $860 million ($2,945/kilowatt)

•	Announced agreement for sale of C.P. Crane coal-fired plant in Maryland

•	Increased expected 2015 synergies to $135 million

ALLENTOWN, Pa. (Nov. 5, 2015) -Talen Energy Corporation (NYSE: TLN) reported this morning third quarter 2015 Adjusted EBITDA of $357 million, compared with $247 million in the third quarter of 2014, and reported a Net Loss of $401 million, compared with Net Income of $101 million for the third quarter of 2014.
For the first nine months of 2015, Adjusted EBITDA was $765 million, compared with $605 million in the first nine months of 2014, and the company reported a Net Loss of $279 million, compared with Net Income of $48 million for the first nine months of 2014.

Net Losses in the third quarter and first nine months of 2015 reflect previously announced non-cash goodwill and other asset impairment charges of $522 million after tax.

1 Adjusted EBITDA and Adjusted Free Cash Flow ranges reflect results of RJS operations for all of 2015, including the five months prior to acquisition, and have not been adjusted to reflect the acquisition of MACH Gen, LLC, or the sale of Talen Renewable Energy.
2 The update removes contributions to Adjusted EBITDA and Adjusted Free Cash Flow from assets for which Talen Energy has announced agreements for sale.

“Excluding the non-cash impairment charges, our third-quarter results reflect superior execution in our operations and business strategy. Our plants continued their excellent performance, providing efficient and reliable power throughout the summer," said Paul Farr, President and Chief Executive Officer of Talen Energy.

"We are on track to achieve $135 million in synergies this year, outperforming our previous 2015 target of $115 million," he said. "We also completed the first significant acquisition in our growth strategy, adding 2,500 megawatts of high-quality natural gas assets from MACH Gen to our fleet at an attractive price, and we expect to realize excellent value upon closing of the announced divestitures of the Ironwood, Holtwood and Lake Wallenpaupack plants.”

Based on third quarter results, Talen Energy has increased and narrowed its full-year 2015 guidance ranges for Adjusted EBITDA and Adjusted Free Cash Flow. The guidance range for Adjusted EBITDA is $1,050 million to $1,100 million. The previous range was $935 million to $1,085 million. The guidance range for Adjusted Free Cash Flow is $375 million to $425 million. The previous range was $265 million to $415 million.

In addition, Talen Energy updated full-year 2016 midpoint projections for Adjusted EBITDA and Adjusted Free Cash Flow to $845 million and $260 million respectively. These updates exclude contributions to Adjusted EBITDA and Adjusted Free Cash Flow from assets for which Talen Energy has announced agreements to sell.

Review of Segment Results

Financial information for the first nine months of 2015 represents nine months of legacy Talen Energy Supply results consolidated with four months of RJS results. The financial information presented for the third quarter and first nine months of 2014 represents only legacy Talen Energy Supply results.

(in millions)	Three Months Ended		Nine Months Ended
	2015	2014	2015	2014
Operating Income (Loss)
East	$(230)	$242	$132	$307
West	24	—	18	—
Other(2)	(40)	(53)	(184)	(181)
Total	$(246)	$189	$(34)	$126

EBITDA(1)
East	$(245)	$327	$289	$554
West	34	—	31	—
Other(2)	(39)	(54)	(183)	(180)
Total	$(250)	$273	$137	$374

Adjusted EBITDA(1)
East	$337	$290	$825	$740
West	43	—	45	—
Other(2)	(23)	(43)	(105)	(135)
Total	$357	$247	$765	$605

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy's business on an ongoing basis. For the definitions of EBITDA and Adjusted EBITDA, a detailed itemization of adjustments and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of this news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(2) General and administrative expenses are not allocated to each segment and are included in the "Other" category.

East Segment

The East segment includes operations primarily within PJM Interconnection, as well as continuing operations of legacy Talen Energy Supply assets in Montana.

The quarter-over-quarter increase of $47 million in Adjusted EBITDA was primarily due to higher margins driven by the addition of the RJS operations, higher capacity prices, higher nuclear availability, lower average fuel prices, and improved spark spreads, partially offset by gains realized in 2014 on certain commodity positions and lower realized energy prices.

The year-to-date increase of $85 million in Adjusted EBITDA was primarily due to higher margins driven by the addition of the RJS operations, higher realized energy prices, higher nuclear availability, and improved spark spreads, partially offset by lower capacity prices, gains realized in 2014 on certain commodity positions, the net effect of unusual market and weather volatility in the first quarter of 2014, and lower volumes on full-requirements sales contracts.

The quarter-over-quarter decrease in Operating Income (Loss) of $472 million and the year-to-date decrease in Operating Income of $175 million were primarily due to non-cash goodwill and other asset impairment charges, which were recorded in the third quarter of 2015.

West Segment

The West segment includes operations within the ERCOT market in Texas.

The segment's Operating Income for the third quarter of 2015 was $24 million. Adjusted EBITDA for the third quarter of 2015 was $43 million.

The segment's Operating Income for the four months since acquisition on June 1, 2015, was $18 million. Adjusted EBITDA for the period since acquisition was $45 million.

The Texas assets were acquired June 1, 2015, so there is no comparable data to report for the third quarter and the first nine months of 2014.

Other

The "Other" category includes general and administrative expenses not allocated to a segment.

The quarter-over-quarter improvement of $20 million in Adjusted EBITDA and year-to-date improvement of $30 million in Adjusted EBITDA for Other is primarily due to lower corporate expenses.

Adjusted Free Cash Flow

Adjusted Free Cash Flow for the first nine months of 2015 represents nine months of legacy Talen Energy Supply results consolidated with four months of RJS results. Adjusted Free Cash Flow for the first nine months of 2014 represents only legacy Talen Energy Supply results.

(in millions)	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash from Operations	$731	$465
Adjusted Free Cash Flow(1)	$439	$202

(1) Adjusted Free Cash Flow is a non-GAAP financial measure used by management in addition to Cash from Operations. For the definition of Adjusted Free Cash Flow, a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of this news release.

Liquidity and Capital Resources

(in millions)	September 30, 2015	December 31, 2014
Cash and cash equivalents	$648	$352
Short-term debt	—	630

Net cash provided by (used in) operating, investing and financing activities for the nine months ended September 30, and the changes between periods were as follows.

(in millions)	2015	2014	Change - Cash
Operating activities	$731	$465	$266
Investing activities	(173)	(344)	171
Financing activities	(262)	(166)	(96)

2015 and 2016 Financial Outlook

Talen Energy is increasing and narrowing its full-year 2015 guidance for Adjusted EBITDA to a range of $1,050 million to $1,100 million, and for Adjusted Free Cash Flow to a range of $375 million to $425 million. Both include results for RJS for the five months of 2015 prior to acquisition, but have not been adjusted to reflect the acquisition of MACH Gen, LLC, or the sale of Talen Renewable Energy.
For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash Flow from Operations, see the tables at the end of the news release.

The company also updated the midpoint of full-year 2016 Adjusted EBITDA and Adjusted Free Cash Flow projections to $845 million and $260 million respectively. The 2016 update removes contributions to Adjusted EBITDA and Adjusted Free Cash Flow from assets for which Talen Energy has announced agreements to sell. The guidance also reflects planned uses of asset sale proceeds to retire pre-payable and maturing debt.

Conference Call and Webcast

Talen Energy management will discuss these results during a conference call and webcast on Thursday, Nov. 5, beginning at 8 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 6975840.
The webcast, in audio format with slides of the presentation, will be accessible on the Investors & Media section of the company’s website. A replay will be available on the website for those who are unable to listen live.
The Investors & Media section of the company's website contains a significant amount of information about Talen Energy, including financial and other information for investors. Talen Energy encourages investors to visit its website periodically to view new and updated information.
About Talen Energy
Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.
Forward-Looking Information
Statements contained in this presentation, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of Talen Energy Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; unanticipated difficulties or delays in our ability to successfully integrate the RJS businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; delays in and/or additional costs to complete the proposed sales of the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane plants and/or the Brunner Island dual-fuel project; unforeseen difficulties in successfully integrating the MACH Gen power facilities into Talen Energy's portfolio and/or in successfully executing efforts to optimize and/or monetize the value of the Harquahala plant; unexpected costs or liabilities associated with the MACH Gen power facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; receipt of necessary governmental permits or approvals; levels of indebtedness; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to Talen Energy Corporation and its subsidiaries; the outcome of litigation against Talen Energy Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of Talen Energy Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where Talen Energy Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; changes in earnings estimates or buy/sell recommendations by analysts; volatility in market demand and prices for energy, capacity, transmission services, emission allowances and RECs; competition in retail and wholesale power and natural gas markets; and the commitments and liabilities of Talen Energy Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy Corporation's prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on Nov. 3, 2015 and its other reports on file with the Securities and Exchange Commission.
Definition of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance.

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items that management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Unaudited)
(Millions of Dollars)
	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$648	$352
Restricted cash and cash equivalents	67	176
Accounts receivable (less reserve: 2015, $1; 2014, $2)	297	289
Accounts receivable from affiliates	—	36
Unbilled revenues	125	218
Fuel, materials and supplies	468	455
Prepayments	52	70
Deferred income taxes	114	8
Price risk management assets	576	1,079
Assets of discontinued operations	266	—
Other current assets	9	18
Investments	938	980
Property, Plant and Equipment	14,139	12,235
Less: accumulated depreciation	6,479	6,242
Property, plant and equipment, net	7,660	5,993
Construction work in progress	411	443
Total Property, Plant and Equipment, net	8,071	6,436
Goodwill	—	72
Other intangibles	309	257
Price risk management assets	226	239
Other noncurrent assets	88	75
Total Assets	$12,254	$10,760

Liabilities and Equity
Short-term debt	$—	$630
Long-term debt due within one year	654	535
Accounts payable	278	361
Accounts payable to affiliates	—	50
Liabilities of discontinued operations	5	—
Other current liabilities	911	1,314
Long-term Debt	3,376	1,683
Deferred income taxes and investment tax credits	1,585	1,250
Price risk management liabilities - noncurrent	178	193
Accrued pension obligations	253	299
Asset retirement obligations	472	415
Other deferred credits and noncurrent liabilities	140	123
Predecessor Member's Equity (a)	—	3,930
Common Stock and additional paid-in capital	4,719	—
Earnings reinvested	(311)	—
Accumulated other comprehensive income (loss)	(6)	(23)
Total Liabilities and Equity	$12,254	$10,760
(a) The Financial Statements in this news release have been condensed and summarized for the purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full Financial Statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(Millions of Dollars, Except Share Data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating Revenues
Wholesale energy	$986	$1,109	$2,181	$203
Wholesale energy to affiliate	—	20	14	68
Retail energy	277	283	831	913
Energy-related businesses	156	189	404	469
Total Operating Revenues	1,419	1,601	3,430	1,653
Operating Expenses
Operation
Fuel	394	212	945	953
Energy purchases	298	708	588	(893)
Other operation and maintenance	228	232	759	746
Impairments	479	—	479	—
Depreciation	95	74	259	225
Taxes, other than income	19	14	49	45
Energy-related businesses	152	172	385	451
Total Operating Expenses	1,665	1,412	3,464	1,527
Operating Income (Loss)	(246)	189	(34)	126
Other Income (Expense) - net	1	10	11	23
Interest Expense	55	31	146	95
Income (Loss) from Continuing Operations Before Income Taxes	(300)	168	(169)	54
Income Taxes	39	74	49	16
Income (Loss) from Continuing Operations After Income Taxes	(339)	94	(218)	38
Income (Loss) from Discontinued Operations (net of income taxes)	(62)	7	(61)	10
Net Income (Loss)	$(401)	$101	$(279)	$48

Earnings Per Share of Common Stock:
Basic:
Income (Loss) from continuing operations after income taxes	$(2.64)	$1.13	$(2.10)	$0.45
Income (Loss) from discontinued operations (net of income taxes)	(0.48)	0.08	(0.59)	0.12
Net Income (Loss)	$(3.12)	$1.21	$(2.69)	$0.57
Diluted:
Income (Loss) from continuing operations	$(2.64)	$1.13	$(2.10)	$0.45
Income (Loss) from discontinued operations (net of income taxes)	(0.48)	0.08	(0.59)	0.12
Net Income (Loss)	$(3.12)	$1.21	$(2.69)	$0.57

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	128,509	83,524	103,627	83,524
Diluted	128,509	83,524	103,627	83,524

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Talen Energy Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars)
	Nine Months Ended
	September 30,
	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$(279)	$48
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	259	242
Amortization	137	117
Defined benefit plans - expense	35	34
Deferred income taxes and investment tax credits	(30)	(150)
Impairment of assets	592	20
Unrealized (gains) losses on derivatives, and other hedging activities	(80)	216
Other	76	19
Change in current assets and current liabilities
Accounts receivable	64	(1)
Accounts payable	(148)	(45)
Unbilled revenues	93	41
Fuel, materials and supplies	58	(67)
Prepayments	23	5
Counterparty collateral	76	(18)
Price risk management assets and liabilities	(9)	(34)
Taxes payable	(23)	70
Other	(32)	(14)
Other operating activities
Defined benefit plans - funding	(74)	(32)
Other assets	1	(2)
Other liabilities	(8)	16
Net cash provided by operating activities	731	465
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(252)	(276)
Expenditures for intangible assets	(35)	(38)
Purchases of nuclear plant decommissioning trust investments	(154)	(124)
Proceeds from the sale of nuclear plant decommissioning trust investments	143	112
Proceeds from the receipt of grants	—	164
Net (increase) decrease in restricted cash and cash equivalents	110	(199)
Other investing activities	15	17
Net cash provided by (used in) investing activities	(173)	(344)
Cash Flows from Financing Activities
Issuance of long-term debt	600	—
Retirement of long-term debt	(33)	(308)
Contributions from member	82	730
Distributions to member	(214)	(1,178)
Net increase (decrease) in short-term debt	(667)	590
Other financing activities	(30)	—
Net cash provided by (used in) financing activities	(262)	(166)
Net Increase (Decrease) in Cash and Cash Equivalents	296	(45)
Cash and Cash Equivalents at Beginning of Period	352	239
Cash and Cash Equivalents at End of Period	$648	$194

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA
(Unaudited)
(Millions of Dollars)
	Three Months
	2015				2014
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$(401)				$101
(Income) loss from discontinued operations (net of tax)				62				(7)
Interest expense				55				31
Income taxes				39				74
Other (income) expense - net				(1)				(10)
Operating income (loss)	$(230)	$24	$(40)	$(246)	$242	$—	$(53)	$189
Depreciation	84	10	1	95	74	—	—	74
Other income (expense) - net	1	—	—	1	11	—	(1)	10
Sapphire EBITDA (a)	(100)	—	—	(100)	—	—	—	—
EBITDA	$(245)	$34	$(39)	$(250)	$327	$—	$(54)	$273
Unrealized (gain) loss on derivative contracts (b)	(59)	9	—	(50)	(26)	—	—	(26)
Stock-based compensation expense (c)	—	—	1	1	—	—	3	3
(Gain) loss from NDT funds	(1)	—	—	(1)	(10)	—	—	(10)
ARO accretion	8	—	—	8	8	—	—	8
Coal contract adjustment (d)	41	—	—	41	—	—	—	—
Impairments (e)	588	—	—	588	—	—	—	—
Mechanical subsidiary revenue adjustment (f)	—	—	—	—	(14)	—	—	(14)
TSA costs	—	—	14	14	—	—	—	—
Separation benefits (g)	—	—	—	—	—	—	8	8
RJS transaction costs	—	—	1	1	—	—	—	—
Other (l)	5	—	—	5	5	—	—	5
Adjusted EBITDA	$337	$43	$(23)	$357	$290	$—	$(43)	$247

	Nine Months
	2015				2014
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$(279)				$48
(Income) loss from discontinued operations (net of tax)				61				(10)
Interest expense				146				95
Income taxes				49				16
Other (income) expense - net				(11)				(23)
Operating income (loss)	$132	$18	$(184)	$(34)	$307	$—	$(181)	$126
Depreciation	244	13	2	259	225	—	—	225
Other income (expense) - net	12	—	(1)	11	22	—	1	23
Sapphire EBITDA (a)	(99)	—	—	(99)	—	—	—	—
EBITDA	$289	$31	$(183)	$137	$554	$—	$(180)	$374
Unrealized (gain) loss on derivative contracts (b)	(117)	14	—	(103)	192	—	—	192
Stock-based compensation expense (c)	—	—	41	41	—	—	15	15
(Gain) loss from NDT funds	(11)	—	—	(11)	(21)	—	—	(21)
ARO accretion	25	—	—	25	23	—	—	23
Coal contract adjustment (d)	41	—	—	41	—	—	—	—
Impairments (e)	588	—	—	588	—	—	—	—
Mechanical subsidiary revenue adjustment (f)	—	—	—	—	(17)	—	—	(17)
TSA costs	—	—	19	19	—	—	—	—
Separation benefits (g)	—	—	2	2	—	—	30	30
Corette closure costs (h)	4	—	—	4	—	—	—	—
Terminated derivative contracts (i)	(13)	—	—	(13)	—	—	—	—
Revenue adjustment (j)	7	—	—	7	—	—	—	—
RJS transaction costs	—	—	6	6	—	—	—	—
Restructuring costs (k)	—	—	10	10	—	—	—	—
Other (l)	12	—	—	12	9	—	—	9
Adjusted EBITDA	$825	$45	$(105)	$765	$740	$—	$(135)	$605

(a)	Sapphire has been classified as discontinued operations since its June 1, 2015 acquisition. This includes an impairment recorded during the three and nine months ended September 30, 2015.

(b)
Represents unrealized gains (losses) on derivatives. Amounts have been adjusted for option premiums of $5 million and $14 million for the three and nine months ended September 30, 2015 and $2 million and $6 million for the same periods in 2014.

(c)	For periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy. Amounts for the 2014 periods were cash settled with a former affiliate.

(d)	To mitigate the risk of oversupply, Talen Energy incurred pre-tax charges of $41 million for the three and nine months ended September 30, 2015 to reduce its 2015-2018 contracted coal deliveries.

(e)	Includes charges for goodwill and certain long lived assets.

(f)
In 2014, Talen Energy recorded $14 million and $17 million for the three and nine month periods to "Energy-related businesses" revenues on the 2014 Statement of Income related to prior periods and the timing of revenue recognition for a mechanical contracting and engineering subsidiary.

(g)
In June 2014, Talen Energy Supply's largest IBEW local ratified a new three-year labor agreement. In connection with the new agreement, estimated bargaining unit one-time voluntary retirement benefits were recorded. In addition, the three and nine month periods in 2014 include separation costs related to the spinoff transaction.

(h)	Operations were suspended and the Corette plant was retired in March 2015.

(i)	Represents net realized gains on certain derivative contracts that were early-terminated due to the spinoff transaction.

(j)	Relates to a prior period revenue adjustment for the receipt of revenue under a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric.

(k)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

(l)	All periods include OCI amortization on non-active derivative positions and the 2015 periods include an asset write-off.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow
(Unaudited)
(Millions of Dollars)
	Nine Months Ended September 30,
	2015	2014
Cash from Operations	$731	$465
Capital Expenditures, excluding growth	(265)	(299)
Counterparty collateral paid (received)	(76)	18
Adjusted Free Cash Flow, including other adjustments	390	184
Cash adjustments (after tax):
Coal contract adjustment	25	—
Transition Services Agreement costs	11	—
Separation benefits	1	18
Corette closure costs (a)	2	—
RJS transaction costs	4	—
Restructuring costs (b)	6	—
Adjusted Free Cash Flow	$439	$202

(a)	Operations were suspended and the Corette plant was retired in March 2015.

(b)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA Projections
(Unaudited)
(Millions of Dollars)
	Low - 2015E (a)	Midpoint - 2015E (a)	High - 2015E (a)	Midpoint 2016E - Adjusted for Anticipated Sales (b)
Net Income (Loss)	$(388)	$(373)	$(358)	$77
Income Taxes	(37)	(27)	(17)	41
Interest Expense	363	363	363	225
Depreciation and Amortization	401	401	401	409
EBITDA	339	364	389	752
Non-Cash Compensation	45	45	45	21
Asset Retirement Obligation	34	34	34	37
MTM losses (gains)	(101)	(101)	(101)	—
Nuclear decommissioning trust losses (gains)	(12)	(12)	(12)	(10)
Impairments	588	588	588
Adjusted EBITDA, including other adjustments	893	918	943	800
Other Adjustments:
Transition Services Agreement costs and allocations (c)	66	66	66	45
Other (d)	91	91	91	—
Adjusted EBITDA	$1,050	$1,075	$1,100	$845

(a)
2015 forecasted amounts include twelve months of performance from RJS, including the five-month period prior to acquisition and an adjustment for PPL allocations not expected to continue in future periods, and have not been adjusted to reflect the acquisition of MACH Gen, LLC or the sale of Talen Renewable Energy.

(b)
2016 forecasted amounts have been adjusted to reflect the acquisition of MACH Gen, LLC and to remove the operations associated with the sales of Talen Renewable Energy and the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane plants. Does not include the impact of the sales transaction gain or loss or related tax effects.

(c)	Low, midpoint and high 2015 amounts include $33 million of allocations from PPL and $33 million of TSA costs that are not expected to continue in future periods.

(d)	Restructuring costs that are not expected to continue in future periods.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow Projections
(Unaudited)
(Millions of Dollars)
	Low - 2015E (a)	Midpoint - 2015E (a)	High - 2015E (a)	Midpoint 2016E - Adjusted for Anticipated Sales (b)
Cash from Operations	$870	$885	$900	$698
Capital Expenditures, excluding growth	(500)	(490)	(480)	(465)
Counterparty collateral paid (received)	(76)	(76)	(76)	—
Adjusted Free Cash Flow, including other adjustments	294	319	344	233
Cash adjustments (after tax):
Transition Services Agreement costs and allocations (c)	39	39	39	27
Other (d)	42	42	42	—
Adjusted Free Cash Flow (e)	$375	$400	$425	$260

(a)
2015 forecasted amounts include twelve months of performance from RJS, including the five-month period prior to acquisition and an adjustment for PPL allocations not expected to continue in future periods, and have not been adjusted to reflect the acquisition of MACH Gen, LLC or the sale of Talen Renewable Energy.

(b)
2016 forecasted amounts have been adjusted to reflect the acquisition of MACH Gen, LLC and to remove the operations associated with the sales of Talen Renewable Energy and the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane plants. Does not include the impact of the sales transaction proceeds or related gain or loss and tax effects.

(c)	Low, midpoint and high 2015 amounts include $20 million of allocations from PPL and $19 million of TSA costs that are not expected to continue in future periods.

(d)	Restructuring and certain other costs that are not expected to continue in future periods.

(e)	Does not include growth capital expenditures of $38 million in 2015 and $84 million in 2016.